SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 10, 2007

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway, Suite 200B
Austin, Texas 78746
(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 10, 2007, the Board of Directors of HealthTronics, Inc. (the “Company”) appointed James S.B. Whittenburg as the Company’s President and Chief Executive Officer.

Mr. Whittenburg, age 35, served as acting President and Chief Executive Officer of the Company from late May to August 10, 2007 and as President of the Company’s Urology Services Division since June 2006. Prior to that time, Mr. Whittenburg served as President of the Company’s Specialty Vehicle Manufacturing Division from December 2005 until its sale in July 2006 and was the Company’s Senior Vice President–Development and General Counsel from March 2004 until June 2006. Previously, Mr. Whittenburg practiced law at Akin Gump Strauss Hauer & Feld LLP, where he specialized in mergers and acquisitions and securities law. Mr. Whittenburg is also a CPA.

On August 10, 2007, the Company and Mr. Whittenburg entered into a First Amendment to Mr. Whittenburg’s Executive Employment Agreement with the Company pursuant to which the initial term of the employment agreement was extended to August 10, 2010 and his annual base salary was increased to $360,000 effective May 24, 2007. The amendment is attached as Exhibit 10.1 and is incorporated herein by reference.

(d) On August 10, 2007, the Board of Directors of the Company appointed Mr. Whittenburg as a director of the Company. Mr. Whittenburg was not appointed to any committee of the Board of Directors of the Company.

(e) As disclosed under (c) above, on August 10, 2007 the Company and Mr. Whittenburg entered into a First Amendment to Mr. Whittenburg’s Executive Employment Agreement with the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to Executive Employment Agreement, dated as of August 10, 2007, by and between HealthTronics, Inc. and James S.B. Whittenburg.

99.1	Press release, issued on August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Dated: August 14, 2007	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to Executive Employment Agreement, dated as of August 10, 2007, by and between HealthTronics, Inc. and James S.B. Whittenburg.
99.1	Press release, issued on August 13, 2007.